UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2021, Stoneridge, Inc. (the “Company”) announced that Matthew R. Horvath was appointed Chief Financial Officer and Treasurer of the Company, effective September 1, 2021, succeeding Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer, who notified the Company on August 26, 2021 that he would be voluntarily resigning from the Company on August 31, 2021.

Mr. Horvath, age 36, has been with the Company since 2016, most recently serving as the Company’s Executive Director of Corporate Strategy and Investor Relations. From November 2016 until September 2020 Mr. Horvath previously served as Director of Investor Relations. During his time at Stoneridge, Mr. Horvath has helped refine the Company’s product portfolio and operations through multiple divestitures, led an award-winning investor relations team, and been an integral part in shaping and executing on the Company’s long-term strategic goals. Prior to joining Stoneridge, Mr. Horvath spent six years at EY, formerly known as Ernst & Young, in the Transaction Advisory practice primarily focused on business and asset valuation with a focus on the automotive and transportation industry. Mr. Horvath graduated from Michigan State University with a Bachelor’s degree in Finance.

In his new role as Chief Executive Officer and Treasurer, Mr. Horvath will receive an annual base salary of $325,000 and will be eligible to receive a cash bonus under the Company’s Annual Incentive Plan (“AIP”) at a target amount of 40% of his base salary. Mr. Horvath will receive a one-time special equity-based award of time-based share units vesting on the third anniversary of the date of grant depending on continued employment and payable on a one-for-one basis in Company Common Shares pursuant to the Company’s 2016 Long-Term Incentive Plan, as amended (“LTIP”), with a grant date value of $150,000. Mr. Horvath will be paid a one-time cash payment of $100,000 on September 30, 2021. Subject to the approval of the Compensation Committee, it is expected that Mr. Horvath will also annually receive an award under the LTIP valued on the grant date in an amount equal to 50% of his then current base salary. He will also participate in the Company’s Amended and Restated Officers’ and Key Employees’ Severance Plan and will enter into a Change in Control Agreement with the Company. Mr. Horvath will be entitled to the same health and welfare, retirement and vacation benefits as provided to the Company’s senior executives.

There is no arrangement or understanding between Mr. Horvath and any other person pursuant to which he was elected as an officer of the Company other than an understanding between the Company and Mr. Horvath regarding his initial compensation and benefits, and there are no family relationships between Mr. Horvath and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Horvath has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. The Company has not entered into an employment agreement with Mr. Horvath.

On August 26, 2021, in connection with his resignation from the Company, Mr. Krakowiak agreed to the terms of a separation agreement and on August 31, 2021, entered into a separation agreement and release (the “Separation Agreement”) with the Company. Pursuant to the Separation Agreement, the Company and Mr. Krakowiak mutually agreed that Mr. Krakowiak’s employment with the Company ended on August 31, 2021 and that he will provide the Company with transition services for a period of six months. Pursuant to the Separation Agreement, the Company will pay Mr. Krakowiak equal monthly installments of $41,979.66 per month for six months for a total of $251,878. In addition, pursuant to the Separation Agreement, Mr. Krakowiak is entitled, if elected by Mr. Krakowiak, to have the Company pay COBRA premiums for Mr. Krakowiak and his eligible dependents for six months for continued healthcare coverage. The Separation Agreement contains confidentiality, non-competition, non-solicitation covenants by Mr. Krakowiak, mutual non-disparagement covenants, and a mutual release of claims, subject to certain exceptions. The Separation Agreement may be revoked by Mr. Krakowiak until September 7, 2021. The foregoing summary is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

On September 1, 2021 the Company announced the appointment of Mr. Horvath as the Company’s Chief Financial Officer and Treasurer and the resignation of Mr. Krakowiak as Executive Vice President, Chief Financial Officer and Treasurer. The press release for the announcement is attached hereto as Exhibit 99.2 and is hereby incorporated into this Item 7.01. The information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Separation Agreement and Release by and between Stoneridge, Inc. and Robert R. Krakowiak, August 31, 2021.

99.2	Press Release dated September 1, 2021 announcing organization management changes.

104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: September 1, 2021	/s/ Jonathan B. DeGaynor
Jonathan B. DeGaynor, President, Chief Executive Officer and Director (Principal Executive Officer)